Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
Timothy A. Bonang, Vice President, Investor Relations, or
Elisabeth A. Heiss, Manager, Investor Relations
(617) 796-8234

Senior Housing Properties Trust Announces Termination of Ten Sunrise Leases

Newton, MA (December 30, 2011):  Senior Housing Properties Trust (NYSE: SNH) today announced that it late yesterday received notice from Sunrise Senior Living, Inc. (NYSE: SRZ) that Sunrise’s leases for 10 senior living communities (2,472 living units) will be terminated effective December 31, 2013.

Sunrise currently leases 14 senior living communities from SNH.  Sunrise’s obligations to SNH under the 14 leases are guaranteed by Marriott International, Inc. (NYSE: MAR).  The terms of these leases provide that they are automatically renewed on December 31, 2013 for a five year renewal term unless Sunrise gives notice to SNH at least two years before the expiration date, and lease extensions automatically extend Marriott International’s guarantee to SNH.  SNH believes that Marriott declined to permit Sunrise to extend Marriott International’s guarantee obligations for 10 of the 14 communities and, accordingly, that Sunrise was required to give notices of termination for the 10 leases.

The 10 communities were 87.4% occupied during the 12 months ended September 30, 2011 and produced cash flow coverage of SNH’s minimum rents for the same period of approximately 1.6 times on a weighted average basis.  Minimum rents received by SNH for the 10 affected communities for the 12 months ended September 30, 2011 were approximately $14.2 million (before percentage rent and straight line adjustments).

Sunrise has offered to extend its leases for all 14 communities on their existing terms without a guarantee from Marriott International; but SNH has declined this offer.  SNH and Sunrise may continue to discuss leasing the 10 communities before the scheduled lease expirations at year end 2013.  However, SNH can provide no assurance that it will reach agreement to continue to lease these affected 10 communities to Sunrise on their current terms, or on any terms, after December 31, 2013.

A spokesman for SNH explained that SNH believes the financial and other terms of the 10 leases which are the subject of Sunrise’s notice are favorable to the tenants based upon current market conditions.  SNH also believes that Sunrise’s current credit characteristics require changes in those terms to offset any loss of credit support provided by Marriott International’s guarantees to SNH.

Senior Housing Properties Trust is a real estate investment trust headquartered in Newton, Massachusetts which owns senior living communities, nursing homes, hospitals, fitness centers, medical office buildings and other real estate used by medical related tenancies.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. WHENEVER SNH USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, IT IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE BASED UPON SNH’S CURRENT INTENT, BELIEFS OR EXPECTATIONS, BUT THEY ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR FOR VARIOUS REASONS, INCLUDING SOME REASONS BEYOND SNH’S CONTROL.  FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT SNH BELIEVES THAT THE FINANCIAL AND OTHER TERMS OF THE LEASES WHICH ARE THE SUBJECT OF SUNRISE’S TERMINATION NOTICES TO SNH ARE FAVORABLE TO THE TENANTS BASED UPON CURRENT MARKET CONDITIONS AND THAT SUNRISE’S CREDIT CHARACTERISTICS REQUIRE CHANGES IN THOSE TERMS TO OFFSET THE LOSS OF THE CREDIT SUPPORT PROVIDED BY MARRIOTT INTERNATIONAL’S GUARANTEES TO SNH.  AN IMPLICATION OF THESE STATEMENTS MAY BE THAT SNH WILL RENEW THESE LEASES WITH SUNRISE OR A DIFFERENT TENANT AT HIGHER RENTS.  HOWEVER  (I)  SNH HAS NO CONTROL OF MARKET CONDITIONS WHICH COULD CHANGE UNFAVORABLY TO SNH; (II) SNH MAY BE UNABLE TO REACH ANY AGREEMENTS WITH SUNRISE TO EXTEND THE LEASES ON MORE FAVORABLE TERMS OR ON ANY TERMS; (III) SNH MAY BE UNABLE TO REACH AGREEMENTS WITH ANOTHER OPERATOR OF SENIOR LIVING COMMUNITIES TO ASSUME RESPONSIBILITY FOR OPERATING THE AFFECTED 10 COMMUNITIES WHEN SUNRISE’S LEASES TERMINATE; AND (IV) ANY NEW LEASES OR OTHER FINANCIAL ARRANGEMENTS AFFECTING THESE 10 COMMUNITIES MAY RESULT IN LESS INCOME AND LESS CASH FLOW TO SNH THAN SNH NOW RECEIVES UNDER THE SUNRISE LEASES GUARANTEED BY MARRIOTT INTERNATIONAL.

FOR THESE REASONS, AMONG OTHERS, INVESTORS SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE.   EXCEPT

AS REQUIRED BY LAW, SNH DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

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